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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated March 27, 2002 (except as to Note 18E, as to which the date is April 30, 2002), accompanying the consolidated financial statements and schedule of PurchasePro.com, Inc. contained in the Registration Statement. We consent to the use of the aforementioned reports in the Registration Statement and to the use of our name as it appears under the caption "Experts."



/s/ GRANT THORNTON LLP


Los Angeles, California
May 14, 2002